Exhibit 3.339

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 05/01/1998 981168145 – 2891563

CERTIFICATE OF FORMATION

OF

INSIGHT COMMUNICATIONS OF INDIANA, LLC

1.	NAME

The name of the limited liability company is Insight Communications of Indiana, LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, The registered agent in charge thereof is The Corporation Trust Company.

3.	AUTHORIZED PERSON

The name and address of the Authorized Person is Insight Communications Company, L.P., 126 E. 56th Street, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation, this 30th day of April, 1998.

INSIGHT COMMUNICATIONS COMPANY, L.P.

By:	ICC Associates, L.P., its general partner

By:	Insight Communications, Inc., its general partner

By:	/s/ MICHAEL S. WILLNER
	Name:	MICHAEL S. WILLNER
	Title:	PRESIDENT

TCI OF INDIANA HOLDINGS, LLC

By:	TCI of Indiana, Inc., as managing member

By:	/s/ Stephen Brett
	Name:	Stephen Brett
	Title:	Vice President

DC01/182354-3

DEC    19    2000    16:22    FR     INSIGHT    COMMUNICATIONS    917    286    2301    TO    913026555049        P.02/02

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION OF

INSIGHT COMMUNICATIONS OF INDIANA, LLC

1. The name of the limited liability company is Insight Communications of Indiana, LLC.

2. Section 1 one of the Certificate of Formation of the limited liability company is hereby amended as follows:

1. Name

The name of the limited liability company is Insight Communications Midwest, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Insight Communications of Indiana, LLC this 19th day of December, 2000.

INSIGHT COMMUNICATIONS OF INDIANA, LLC

By: Insight Midwest, L.P., its sole member

By: Insight Communications Company, L.P., its general partner

By: Insight Communications Company, Inc., its sole general partner

/s/ Elizabeth M. Grier
Name:	Elizabeth M. Grier
Title:	Vice President of Administration

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:30 PM 12/19/2000 001638787 – 2891563	** TOTAL PAGE.02 **

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 01/08/2001 010010668 – 2891563

Certificate of Amendment to Certificate of Formation

of

Insight Communications Midwest, L L C

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Insight Communications Midwest, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article 3 thereof and by substituting in lieu of said Article the following new Article:

3. AUTHORIZED PERSON

The name and address of the Authorized Person is Insight Midwest Holdings, LLC, 810 7th Avenue, 41st Floor, New York, NY 10019.

The undersigned have executed this Certificate of Amendment to Certificate of Formation, this 5th day of January, 2001.

INSIGHT MIDWEST HOLDINGS, LLC

BY:	Insight Midwest, L.P., its sole member

BY:	Insight Communications Company, L.P., its general partner

BY:	Insight Communications Company, Inc., its general partner

/s/ Elizabeth M. Grier
	Name:	Elizabeth M. Grier
	Title:	VP Administration

DCLIB01:1290156-1